UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 28, 2025

FS Credit Real Estate Income Trust, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	000-56163	81-4446064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

GS-1 Thirteenth Amendment to Uncommitted Master Repurchase and Securities Contract Agreement

On January 28, 2025, FS CREIT Finance GS-1 LLC, or GS-1, an indirect wholly owned special-purpose financing subsidiary of FS Credit Real Estate Income Trust, Inc., or the Company, entered into a Thirteenth Amendment to Uncommitted Master Repurchase and Securities Contract Agreement or Thirteenth Amendment to Master Repurchase Agreement, amending that certain Uncommitted Master Repurchase and Securities Contract Agreement dated as of January 26, 2018 with Goldman Sachs Bank USA, or Goldman Sachs, as purchaser.

The Thirteenth Amendment to Master Repurchase Agreement is effective as of January 24, 2025, and provides for, among other things, the extension of the availability period extension date to January 26, 2026.

The material terms of the Thirteenth Amendment to Master Repurchase Agreement described above is qualified in its entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Thirteenth Amendment to Uncommitted Master Repurchase and Securities Contract Agreement, dated as of January 28, 2025, between FS CREIT Finance GS-1 LLC and Goldman Sachs Bank USA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Credit Real Estate Income Trust, Inc.

Date: January 30, 2025	By:	/s/ Stephen Sypherd
Stephen S. Sypherd
Vice President, Treasurer and Secretary